UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 30, 2016
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

GAIN Capital Holdings, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) via webcast on Thursday, June 30, 2016. At the Annual Meeting, the following matters were submitted to a vote of stockholders:

•	the election of two (2) Class III directors to serve until the Company’s 2019 Annual Meeting of Stockholders, or until their successors shall have been duly elected and qualified; and

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

At the close of business on May 9, 2016, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 48,474,924 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The holders of 45,168,585 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

The following are the voting results on each matter submitted to the Company’s stockholders. At the Annual Meeting, each nominee for election as a Class III director was elected and the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016 was ratified.

Proposal 1. Election of Class III Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Joseph Schenk	19,133,101	17,579,532	71,953	8,383,999
Christopher W. Calhoun	19,992,762	16,718,858	72,966	8,383,999

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
44,102,153	1,018,206	48,226	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 1, 2016

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Diego Rotsztain
EVP and General Counsel